EXHIBIT D

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Limited Partnership Interests in

SEI STRUCTURED CREDIT FUND, LP

Tendered Pursuant to the Offer to Purchase

Dated June 24, 2021

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY THE FUND BY, 5:00 P.M., EASTERN TIME,

ON JULY 26, 2021, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL OF TENDER AND RETURN BY MAIL OR FAX TO:

SEI Structured Credit Fund, LP

c/o SEI Private Trust Company, Attn: STAS Team

One Freedom Valley Drive

Oaks, PA 19456

Fax: 610-676-1021

For additional information contact your account service director

YOU ARE RESPONSIBLE FOR CONFIRMING THAT SEI PRIVATE TRUST COMPANY

RECEIVES THIS NOTICE OF WITHDRAWAL OF TENDER IN A TIMELY MANNER.

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited partnership interest in SEI STRUCTURED CREDIT FUND, LP (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

[ ]	Entire limited partnership interest.

[ ]	Portion of limited partnership interest expressed as a specific dollar value.

$___________

[ ]	Portion of limited partnership interest in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT OWNERSHIP:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED IN SUBSCRIPTION DOCUMENTS)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED IN SUBSCRIPTION DOCUMENTS)

Joint Owner Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED IN SUBSCRIPTION DOCUMENTS)

Print Name of Joint Owner	Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED IN SUBSCRIPTION DOCUMENTS)

Print Name and Title of Co-signatory

Date: